UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 14, 2014 (April 14, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001- 10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 14, 2014, Caesars Growth Partners, LLC (“Caesars Growth Partners”) announced that Caesars Growth Properties Holdings, LLC and Caesars Growth Properties Finance, Inc. (together, the “Issuers”), priced an offering of $675 million aggregate principal amount of the their 9.375% second-priority senior secured notes due 2022 (the “Notes”) at an issue price of 100%, plus accrued interest, if any, from April 17, 2014. The Issuers are subsidiaries of Caesars Growth Partners, which is a joint venture between Caesars Acquisition Company and Caesars Entertainment Corporation. None of Caesars Growth Partners, Caesars Entertainment Corporation or Caesars Entertainment Operating Company, Inc. (“CEOC”) will guarantee the Notes. The closing of the offering is subject to a number of conditions, including receipt of all regulatory approvals.

The Issuers intend to use the net proceeds from the offering of the Notes, together with borrowings under new senior secured credit facilities and cash contributed to them by Caesars Growth Partners, to complete the previously announced acquisition of the subsidiaries of CEOC that own the assets comprising The Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon), The Quad Resort & Casino, Bally’s Las Vegas and Harrah’s New Orleans, and related transactions, including the repayment in full of all amounts then outstanding under the senior secured term loan of PHWLV, LLC.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 14, 2014	By:	/s/ ERIC HESSION
	Name:	Eric Hession
	Title:	Senior Vice President and Treasurer